Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” and “Representations and Warranties” in the Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Voya Variable Portfolios, Inc.

We also consent to the incorporation by reference of our reports dated December 31, 2021, with respect to the financial statements and financial highlights of Voya International Index Portfolio (one of the funds constituting Voya Variable Portfolios, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021 into this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our reports dated December 31, 2021, with respect to the financial statements and financial highlights of VY® T. Rowe Price International Stock Portfolio (one of the funds constituting Voya Investors Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 2, 2022